Exhibit 99.1

Catherine Turcotte, Executive Director
YMCA of Harrison County
812/734-0770

Kevin Burton, President
Friends of Harrison County Youth
812/738-625

David T. Richardson, Chief Financial Officer
The Keller Manufacturing Company, Inc.
812/738-2222
JOINT PRESS RELEASE dated 9/9/03

YMCA AND FRIENDS HOPE TO PURCHASE KELLER SPORTS PARK

         Corydon, Indiana, September 9, 2003 — Keller Manufacturing Company has contacted the YMCA of Harrison County and Friends of Harrison County Youth about buying Keller Sports Park, the 44 acre space in Corydon where a baseball and soccer complex is currently under construction. The YMCA and Friends have leased the property from Keller.

         “This is a very impressive recreational complex by any standard,” said David T. Richardson, Chief Financial Officer of Keller. “It’s Keller’s intention to work with the YMCA and Friends to come up with a purchase plan that will work for everyone.” He added, “We want to save jobs in Harrison County and turn this struggling company around. At the same time, we want the community to continue to enjoy Keller Sports Park, but Keller now needs to sell the property.”

         Details of the transaction have not been determined. The property is currently being appraised. The purchase price and terms of the transaction should be finalized in the near future.

         Both the Friends of Harrison County Youth and the YMCA of Harrison County are optimistic that an agreement will be reached to preserve Keller Sports Park. “This has always been a collaboration of many, many groups and people, all acting in good faith and with trust in one another to benefit the community, ” said Catherine Turcotte, Executive Director of the YMCA of Harrison County, “and that theme is continuing in our negotiations with Keller.”

        “I’m not sure where the money will come from, but I know that this project will bring thousands of people to Harrison County,” said Kevin Burton, president of the Friends of Harrison County Youth, which runs the local baseball and softball program that serves more than 500 kids annually.

         The Friends emphasized the ways that this complex will benefit the community. “We are now a Babe Ruth sanctioned league, and that means that when this complex is complete, we will be able to host tournaments of about 24 teams. That represents nearly 300 families for each tournament and we plan to host at least eight per year,” said Burton.

         The YMCA also is associated with IYSA, Indiana Youth Soccer Association, which plans to bring the same number of people to the community for tournaments.

        “Between our two groups, we are looking at the potential of at least 4,000 families visiting our community each year. That will be a boost to the local economy, in addition to being good for our local kids,” explained Burton.

         The rough grading of Keller Sports Park is nearly complete and seed will be placed on the fields this month. The complex will have eight soccer fields, six baseball fields, a concession stand, restrooms, playground, picnic pavilions, and parking for 516 cars. The new Indian Creek Trail project also has plans to link Keller Sports Park and the YMCA to downtown Corydon with a scenic walkway along the creek.

About YMCA of Harrison County

        The YMCA of Harrison County is a non-profit corporation with a mission to put Christian principles into practice through programs that build healthy spirit, mind and body for all.

About Friends of Harrison County Youth

        The Friends of Harrison County Youth is a non-profit corporation dedicated to providing a quality baseball and softball program to the youth of Harrison County.

About Keller

The Keller Manufacturing Company, Inc. (OTCBB: KMFC) is a leading manufacturer of solid wood bedroom, dining room and occasional furniture. Keller furniture is sold through middle to upper-middle priced retailers in all 50 states and Canada. For more information about The Keller Manufacturing Company, Inc., visit our website at www.kellerfurniture.com.

The news release contains certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements may include statements regarding the intent, belief or current expectations of The Keller Manufacturing Company, Inc. (the "Company" or its officers with respect to (i) the Company's strategic plans, (ii) the policies of the Company regarding capital expenditures, dividends, financing and other matters, and (iii) industry trends affecting the Company's financial condition or results of operations. Readers of this news release are cautioned that reliance on any forward-looking statement involves risks and uncertainties. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance that the forward looking statements contained in this news release will prove to be accurate. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company's objectives will be achieved.

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